SCHEDULE 14A INFORMATION

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LCNB Corp.

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LCNB CORP.

P.O. Box 59

Lebanon, Ohio 45036

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 13, 2004

TO THE SHAREHOLDERS OF LCNB CORP.:

You are cordially invited to attend the annual meeting of the shareholders of LCNB Corp. ("LCNB") to be held on April 13, 2004 at 10:00 a.m. at the principal executive offices of LCNB at 2 North Broadway, Lebanon, Ohio 45036, for the purpose of considering and acting on the following:

1.

Election of two Class II directors to serve until the 2007 annual meeting.

2.

Transaction of such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on March 1, 2004 will be entitled to vote at the meeting.

By Order of the Board of Directors

Stephen P. Wilson

President

March 12, 2004

IMPORTANT

A proxy statement and proxy are submitted herewith.  As a shareholder, you are urged to complete and mail the proxy promptly whether or not you plan to attend this annual meeting in person.  The proxy is revocable at any time prior to the exercise thereof by written notice to the company, and shareholders who attend the annual meeting may withdraw their proxies and vote their shares personally if they so desire.

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PROXY STATEMENT

LCNB CORP.

P.O. Box 59

Lebanon, Ohio 45036

ANNUAL MEETING OF SHAREHOLDERS

April 13, 2004

INTRODUCTION

The enclosed proxy is solicited by the Board of Directors of LCNB Corp. (also referred to as "LCNB" or the "Company"), in connection with the annual meeting of shareholders to be held at 10:00 A.M. on April 13, 2004 at the principal executive offices of LCNB located at 2 North Broadway, Lebanon, Ohio 45036, or at any adjournments thereof.

The meeting has been called for the following purposes: (i) to elect two Class II directors, each for a three-year term, (ii) to transact any other business that may properly come before the meeting or any adjournments thereof.

This Proxy Statement and the accompanying notice of meeting are being mailed to shareholders on or about March 12, 2004.

REVOCATION OF PROXIES, DISCRETIONARY

AUTHORITY AND CUMULATIVE VOTING

LCNB Common Stock can be voted at the annual meeting only if the shareholder is represented by proxy or is present in person.  Shareholders who execute proxies retain the right to revoke them at any time.  Unless so revoked, the shares represented by such proxies will be voted at the meeting and all adjournments thereof.  Proxies may be revoked by (i) written notice to the Secretary of LCNB (addressed to: LCNB Corp., P.O. Box 59, Lebanon, Ohio 45036, Attention: Secretary); or (ii) by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the meeting; or (iii) in open meeting at any time before it is voted.

Proxies solicited by the Board of Directors will be voted in accordance with the directions given therein.  Where no instructions are indicated, properly executed proxies will be voted for the nominees for director set forth below.  The proxy confers discretionary authority on the persons named therein to vote with respect to (i) the election of any person as a director where the nominee is unavailable or unable to serve, (ii) matters incident to the conduct of the meeting and (iii) any other business that may properly come before the meeting or any adjournments thereof.  At this time it is not known whether there will be cumulative voting for the election of directors at the meeting.  If any shareholder demands cumulative voting for the election of directors at the meeting, your proxy will give the individuals named on the proxy full discretion and authority to vote cumulatively, and in their sole discretion, to allocate votes among any or all of the nominees, unless authority to vote for any or all of the nominees is withheld.

PERSON MAKING THE SOLICITATION

The enclosed proxy is being solicited by LCNB and the cost of soliciting proxies will be borne by LCNB. In addition to use of the mails, proxies may be solicited personally or by telephone, telegraph or facsimile by directors, officers and employees of LCNB who will receive no compensation in addition to their regular compensation.

VOTING SECURITIES AND PRINCIPAL HOLDERS

Each of the shares of LCNB common stock (the "Common Stock") outstanding on March 1, 2004, the record date of the meeting, is entitled to one vote on all matters coming before the meeting.  As of March 1, 2004 LCNB had 1,686,214 shares of Common Stock issued and outstanding.  Only shareholders of record on the books of the Company on March 1, 2004 will be entitled to vote at the meeting either in person or by proxy.  The presence at the meeting of at least a majority of the shares, in person or by proxy, will be required to constitute a quorum at the meeting.

Shareholders of LCNB have cumulative voting rights in connection with the election of directors if notice is given to the president, a vice-president or the secretary of LCNB, not less than 48 hours before the time fixed for holding the meeting, that any shareholder desires that the voting be cumulative.  Cumulative voting rights enable a shareholder to cumulate his or her voting power to give one candidate as many votes as the number of directors to be elected multiplied by the number of shares of Common Stock owned by that person, or to distribute his votes on the same principal among two or more candidates as the shareholder sees fit.  If any shareholder demands cumulative voting for the election of directors at the meeting, your proxy will give the individuals named on the proxy full discretion and authority to vote cumulatively, and in their sole discretion, to allocate votes among any or all of the nominees, unless authority to vote for any or all of the nominees is withheld.

As of December 31, 2003, the wholly-owned subsidiary of LCNB, Lebanon Citizens National Bank (the "Bank"), beneficially owned 15.23% of LCNB's Common Stock through the operations of the Bank's Trust Department.  Besides the interest of the Bank, LCNB is not aware of any person, group or entity beneficially owning more than 5% of LCNB's Common Stock as of March 1, 2004.  Under Section 13(d) of the Securities Exchange Act of 1934 and the rules promulgated thereunder, a beneficial owner of a security is any person who directly or indirectly has or shares voting power or investment power over such security.

There has been no change in control of LCNB since the date of the holding company conversion in 1999 effected through the merger between LC Interim Bank, a wholly-owned subsidiary of the Company, and the Bank pursuant to which all of the shareholders of the Bank became all of the shareholders of the Company in the same proportion as their prior interests in the Bank.

The following table sets forth, as of December 31, 2003, the ownership of Common Stock by management of LCNB, including (i) the Common Stock beneficially owned by each director, nominee for director and named executive officer of LCNB and (ii) the Common Stock beneficially owned by all officers, directors and nominee for director as a group.

Name, Position(s) of Beneficial Owner or Director	Number of Shares of Common Stock Beneficially Owned(1)	Percent of Common Stock Outstanding
Stephen P. Wilson(2) Chairman, CEO, President	16,420(3)	1.00%
David S. Beckett Director	5,615	0.33%
Robert C. Cropper Director	82,335(4)	4.88%
Marvin E. Young Director	30,100	1.78%
Kathleen Porter Stolle Director, Secretary	12,565(5)	0.74%
George L. Leasure Director, Assistant Secretary	5,730(6)	0.34%
William H. Kaufman Director	19,478(7)	1.15%
James B. Miller Director	1,190(8)	0.07%
Howard E. Wilson(2) Director	56,000(9)	3.32%
D.J. Benjamin Jackson Executive Vice President	7,700(10)	0.46%
Bernard H. Wright, Jr. Executive Vice President	10,460(11)	0.62%
Steve P. Foster Executive Vice President	2,459	0.15%
Eric J. Meilstrup Executive Vice President	40	0.002%
All directors and officers as a group (13 persons)	250,592	14.85%

(1) The Securities and Exchange Commission has defined "beneficial owner" of a security to include any person who has or shares voting power or investment power with respect to any such security or who has the right to acquire beneficial ownership of any such security within 60 days.  The number of shares listed for each person includes shares held in the name of spouses, minor children, certain relatives, trusts or estates whose share ownership under the beneficial ownership rules of the Securities and Exchange Commission is to be aggregated with that of the Director or officer whose share ownership is shown.

(2) Stephen P. Wilson is the son of Howard E. Wilson.

(3) Includes 14,670 shares held jointly with Mr. Wilson’s spouse. Does not include 55,800 shares held as Trustee of revocable grantor trusts created by family members.

(4) Includes 82,335 shares owned by a family Limited Partnership in which Mr. Cropper is a managing partner of which he and his spouse have a beneficial ownership.

(5) Includes 7,600 shares held in an irrevocable trust of which Mrs. Stolle is one of several beneficiaries.

(6) Includes 4,930 shares held jointly with Mr. Leasure's spouse and 400 shares owned by Mr. Leasure's spouse.

(7) Includes 7,800 shares held in trust, 4,200 shares held jointly with Mr. Kaufman's spouse, 1,150 shares owned by Mr. Kaufman's spouse, 400 shares owned by Mr. Kaufman's daughter, 1,110 shares owned by Mr. Kaufman’s son, and 380 shares held in trust for Mr. Kaufman's daughter.

(8) Includes 370 shares owned by Mr. Miller's spouse.

(9) Includes 27,900 shares held in a revocable grantor trust and 27,900 shares owned by Mr. Wilson's spouse and also held in a revocable grantor trust.

(10) Includes 1,700 shares held by Mr. Jackson's spouse.

(11) Includes 810 shares held by Mr. Wright’s spouse. Does not include 26,400 shares held as Co-Trustee of a charitable trust, 1,500 shares held as Co-trustee of an irrevocable family trust or 665 shares held by an investment partnership in which Mr. Wright holds a 10.3% general partnership interest.

ELECTION OF DIRECTORS

LCNB's Regulations provide that its business shall be managed by a board of directors of not less than five and not more than fifteen persons.  The shareholders, pursuant to LCNB's Regulations, have established the number of directors at ten.  Currently, the Board has nine members and one vacancy.  LCNB's Regulations divide such directors into three classes as nearly equal in number as possible and set their terms at three years.

Assuming that at least a majority of the issued and outstanding Common Shares are present at the meeting so that a quorum exists, the nominees for director of LCNB receiving the most votes will be elected as directors.

The Board of Directors has nominated:

Marvin E. Young

Kathleen Porter Stolle

to serve as Class II directors until the 2007 annual meeting of shareholders and until their respective successors are elected and qualified.  Marvin E. Young and Kathleen Porter Stolle are incumbent directors whose present terms will expire at the meeting.  Class II currently has one vacancy which the Board of Directors has charged the newly appointed Nominating Committee to find a candidate as soon as possible.  Once the Nominating Committee finds a suitable candidate, the Board will appoint the candidate to fill the vacancy and such candidate will serve until such time as he or she stands for election to the Board at the proper shareholders meeting.

It is intended that common shares represented by the accompanying form of proxy will be voted FOR the election of the nominees, unless contrary instructions are indicated as provided on the proxy card. (If you do not wish your shares to be voted for particular nominees, please so indicate on the proxy card.) If one or more of the nominees should at the time of the meeting be unavailable or unable to serve as a director, the shares represented by the proxies will be voted to elect the remaining nominees and any substitute nominee or nominees designated by the Board of Directors.  The Board of Directors knows of no reason why any of the nominees will be unavailable or unable to serve.  At this time it is not known whether there will be cumulative voting for the election of directors at the meeting.  If any shareholder properly demands cumulative voting for the election of directors at the meeting, your proxy will give the individuals named on the proxy full discretion and authority to vote cumulatively and in their sole discretion to allocate votes among any or all of the nominees, unless authority to vote for any or all of the nominees is withheld.

The following table sets forth information concerning the nominees for Class II directors of LCNB.

Nominees for Directors

Name	Age	Principal Occupation	Positions Held with LCNB	Director of LCNB or Bank Since	Term to Expire
Kathleen Porter Stolle	56	Attorney at Law and President of Elkay Projects, Inc.	Director	1994	2007
Marvin E. Young	88	Attorney at Law	Director	1958	2007

The Board of Directors recommends that shareholders vote FOR the election of the nominees.

DIRECTORS AND EXECUTIVE OFFICERS

To LCNB's knowledge, no director, officer or affiliate of LCNB, owner of record or beneficially of more than 5% of LCNB's Common Stock, or any associate of any such director, officer, affiliate of LCNB or security holder, is an adverse party to LCNB or any of its subsidiaries or has a material interest that is adverse to LCNB or any of its subsidiaries.

The following table sets forth information concerning the directors of LCNB and the executive officers of LCNB.  Included in the table is information regarding each person's principal occupation or employment during the past five years.

Directors and Executive Officers

Name, Age	Principal Occupation	Positions Held with LCNB	Director of LCNB or Bank Since	Term to Expire
Stephen P. Wilson, 53(1)	Banker and President, CEO and Chairman of the Board of the Bank	Director, President, Chairman of the Board	1982	2006
Marvin E. Young, 88	Attorney at Law	Director	1958	2004
Kathleen Porter Stolle, 56	Attorney at Law and President of Elkay Projects, Inc.	Director, Secretary	1994	2004
George L. Leasure, 71	President and Director of Ghent Manufacturing, Inc.	Director, Assistant Secretary	1994	2005
William H. Kaufman, 60	Attorney at Law	Director	1982	2005
James B. Miller, 77	Consultant to Mound Technologies, Inc.; Private investor and farmer	Director	1980	2005
Howard E. Wilson, 76(1)	Retired (former CEO and Chairman of the Board of the Bank)	Director	1968	2005
Robert C. Cropper, 63	Private investor; retired Director and Vice President of Ralph J. Stolle Co.	Director	2000	2006
David S. Beckett, 32	President and Director of Dakin Insurance Agency, Inc.	Director	2000	2006
D.J. Benjamin Jackson, 56	Banker	Executive Vice President, Senior Lending Officer	NA	NA
Bernard H. Wright, Jr., 55	Banker	Executive Vice President, Trust Officer	NA	NA
Steve P. Foster, 51	Banker	Executive Vice President, Chief Financial Officer	NA	NA
Eric J. Meilstrup, 36	Banker	Executive Vice President, Cashier	NA	NA

_________________________________________

(1) Stephen P. Wilson is the son of Howard E. Wilson.

________________________________________

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

LCNB has engaged and intends to continue to engage in the lending of money through the Lebanon Citizens National Bank (the "Bank"), its wholly-owned subsidiary, to various directors and officers of the Company.  These loans to such persons were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as prevailing at the time for comparable transactions with other persons and did not involve more than a normal risk of collectibility or other unfavorable features.

In addition to those banking transactions conducted in the ordinary course, the following related transactions were conducted.  Each of these transactions was made on terms similar to those that could have been negotiated with an unaffiliated third party.

The Bank retained the law firm of Kaufman & Florence during 2003 for legal services in connection with various matters arising in the course of the Bank's business.  William H. Kaufman is a partner in Kaufman & Florence.  Additionally, customers of the Bank are charged for certain legal services provided by Mr. Kaufman's firm in the preparation of various documents.  The Bank contemplates using Mr. Kaufman's firm in the future on similar terms, as needed.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires LCNB's officers and directors and persons who own more than 10% of a registered class of LCNB's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  Officers, directors and greater than 10% shareholders are required to furnish LCNB with copies of all Section 16(a) forms they file. During 2003, Marvin E. Young, Kathleen Porter Stolle, and William H. Kaufman inadvertently filed Form 4, reporting change of ownership, past the due date for such filings. Based solely on LCNB’s review of the Section 16(a) forms received by it and by statements of officers and directors concerning their compliance with the applicable filing requirements and with the exception of Marvin E. Young, Kathleen Porter Stolle, and William H. Kaufman, the officers, directors and greater than 10% beneficial owners of LCNB have complied with all applicable filing requirements.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

In the fiscal year ended December 31, 2003, the Board of Directors met on 8 occasions. The directors attended at least 94% of such meetings.  Directors do not receive any compensation from LCNB for their service on the Board of Directors of LCNB. Each director of LCNB also serves as a director of Lebanon Citizens National Bank of Lebanon Ohio, the banking subsidiary of LCNB, which meets on a weekly basis, for which each is compensated at a rate of $1,255.00 per month.

The Company has an Audit Committee that serves in a dual capacity as the Audit Committee of the Bank. The members of the Audit Committee are James B. Miller, Robert C. Cropper, and George L. Leasure who met a total of 7 times in 2003.  All of the members of the Audit Committee are independent directors. None of the three directors serves as a financial expert of the Audit Committee as defined by the Sarbanes-Oxley Act. Although there is no designated financial expert, all three directors have extensive business backgrounds which the Board has determined is sufficient for the proper exercise of their duties on the Audit Committee. Mr. Leasure is currently President and Director of Ghent Manufacturing. Mr. Miller retired as President of Mound Technologies and continues as a consultant to the company. Mr. Cropper is a retired Director and Vice President of Ralph J. Stolle Company.  The Audit Committee is responsible for engaging independent auditors, reviews with the independent auditors the plans and results of the audit, and reviews the adequacy of the Bank's internal accounting controls. The Board of Directors of the Company have adopted a written charter for the Audit Committee which is attached to this proxy statement as Appendix A.

The Bank also has a Building Committee, Appraisal Committee, Nominating Committee, Trust Committee, Bond Committee and Loan Committee.  The Building Committee, Appraisal Committee, Nominating Committee, Bond Committee and Loan Committee each meet as needed, while the Trust Committee meets on a weekly basis.  The Building Committee reviews the facility needs and repair and improvement issues of the Bank and its branch and other office buildings.  The members of the Building Committee are Stephen P. Wilson, Howard E. Wilson, David S. Beckett, and William Kaufman.  The Appraisal Committee reviews the appraisals conducted by the Bank's real estate appraisers to insure that the appraisals are consistent and accurate.  The members of the Appraisal Committee are Stephen P. Wilson, D. J. Benjamin Jackson and Timothy Sheridan.  The Trust Committee reviews the various trusts accepted by the Trust Department of the Bank, reviews trust investments and advises the trust officers in department operations.  The members of the Trust Committee are Stephen P. Wilson, Howard E. Wilson, Kathleen Porter Stolle, Marvin E. Young, Bernard H. Wright, Jr., Leroy F. McKay, Robert C. Cropper, S. Diane Ingram, Melanie K. Crane, and Steve P. Foster.  The Bond Committee reviews the adequacy of the Bank's blanket bond coverage and recommends any changes in coverage to the Board of Directors of the Bank.  The Bond Committee consists of the entire Board of Directors of the Bank.  The Loan Committee reviews the lending procedures of the Bank and reviews and approves requests for loans in excess of the established lending authority of the officers of the Bank.  The Loan Committee consists of the entire Board of Directors of the Bank.

 The Nominating Committee consists of the independent directors: Robert C. Cropper, Marvin E. Young, Kathleen Porter Stolle, George L. Leasure, and James B. Miller. Decisions concerning nominees for the Board of Directors will be made by the nominating committee and ratified by the entire Board. The Board has not adopted a policy with respect to minimum qualifications for board members.  However, in making its nominations, the committee considers, among other things, an individual's business experience, industry experience, financial background, breadth of knowledge about issues affecting the Company, time available for meetings and consultation regarding Company matters and other particular skills and experience possessed by the individual.

Historically, the Company has not engaged third parties to assist in identifying and evaluating potential nominees, but would do so in those situations where particular qualifications are required to fill a vacancy and the Board’s contacts are not sufficient to identify an appropriate candidate.

The Company has not received director candidate recommendations from its shareholders and, as such, does not have a formal policy regarding consideration of such recommendations.  However, any recommendations received from shareholders will be evaluated in the same manner that potential nominees suggested by Board members are evaluated. The Company does not intend to treat shareholder recommendations in any manner different from other recommendations.  Shareholders may send director nomination recommendations to Stephen P. Wilson at P.O. Box 59, Lebanon, Ohio 45036.

The Bank has a designated compensation committee. This committee consists of the independent directors of the Bank: Robert C. Cropper, Marvin E. Young, Kathleen Porter Stolle, George L. Leasure,  and James B. Miller. The committee makes compensation recommendations to the Board of Directors for consideration.

SHAREHOLDER COMMUNICATION WITH BOARD MEMBERS

The Company maintains contact information, both telephone and email, on its website under the heading “Contact LCNB.”  By following the Contact link, a shareholder will be given access to the Company’s toll-free telephone number and mailing address as well as a link to the Corporate email address for providing email correspondence.  Communications sent to that Corporate email address and specifically marked as a communication for the Board will be forwarded to the Board or specific members of the Board as directed in the shareholder communication.  In addition, communications received via telephone for the Board of Directors are forwarded to the Board by an officer of the Company.  In addition, shareholders may send communications to the Board or any of its members by sending such communications to the Company, c/o Secretary at P.O. Box 59, Lebanon, Ohio 45036.

CODE OF ETHICS

The Board of Directors has adopted a Code of Business Conduct and Ethics applicable to all directors, officers, employees and a Code of Ethics applicable to the Company’s Chief Executive Officer, Chief Financial Officer and Controller. These code of ethics are included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of the Company is composed of three independent directors.  The responsibilities of the Audit Committee are set forth in the revised charter of the Audit Committee which was adopted by the Board of Directors of the Company on February 17, 2004.  The Audit Committee, among other matters, is responsible for the annual appointment and supervision of the independent public accountants, and reviews the arrangements for and the results of the auditors’ examination of the Company’s books and records and auditors’ compensation.  The Audit Committee reviews the Company’s accounting policies, internal control procedures and systems and compliance activities.  The Audit Committee also reviews the charter of the Audit Committee.

The Audit Committee has reviewed and discussed the audited consolidated financial statements with management.  The committee has also reviewed and discussed with J.D. Cloud & Co. LLP ("J.D. Cloud") their independence as auditors, as required to be discussed by SAS 61, as it may be modified or supplemented.

The Audit Committee also has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee), as may be modified or supplemented, and, as required, has discussed with J.D. Cloud its independence.

Based on the foregoing discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

This report has been submitted by the Audit Committee:

James B. Miller

Robert C. Cropper

George L. Leasure

MARKET PRICE OF STOCK AND DIVIDEND DATA

LCNB had approximately 630 registered holders of its Common Stock as of December 31, 2003.  The number of shareholders includes banks and brokers who act as nominees, each of whom may represent more than one shareholder.  The Common Stock is currently traded on the Nasdaq Over-The-Counter Bulletin Board service under the symbol “LCNB”.  Several market-makers facilitate the trading of the shares of Common Stock.  Trade prices for shares of LCNB Common Stock, reported through registered securities dealers, are set forth below.  Trades have occurred during the periods indicated without the knowledge of LCNB.  The trade prices shown below are interdealer without retail markups, markdowns or commissions.

2003	High	Low
First Quarter	$55.00	$49.50
Second Quarter	58.50	52.00
Third Quarter	85.00	58.00
Fourth Quarter	76.00	65.25

2002	High	Low
First Quarter	$44.00	$39.00
Second Quarter	45.00	42.50
Third Quarter	60.00	43.26
Fourth Quarter	60.50	46.00

The following table presents cash dividends per share declared and paid in the periods shown:

	2003	2002
First Quarter	$0.525	$0.50
Second Quarter	0.525	0.50
Third Quarter	0.525	0.50
Fourth Quarter	0.550	0.525

Total	$2.125	$2.025

It is expected that LCNB will continue to pay dividends on a similar schedule, to the extent permitted by business and other factors beyond management’s control. LCNB depends on dividends from its subsidiaries for the majority of its liquid assets, including the cash needed to pay dividends to its shareholders. National banking law limits the amount of dividends the Bank may pay to the sum of retained net income, as defined, for the current year plus retained net income for the previous two years. Prior approval from the Office of the Comptroller of the Currency, the Bank’s primary regulator, would be necessary for the Bank to pay dividends in excess of this amount. In addition, dividend payments may not reduce capital levels below minimum regulatory guidelines. Management believes the Bank will be able to pay anticipated dividends to LCNB without needing to request approval.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table summarizes, for the fiscal years indicated, all annual compensation earned by or granted to the Company's Chief Executive Officer and the most highly compensated executive officers whose salary exceeds $100,000, for all services rendered to the Company in all capacities (the "named executives"). The named executives are employees of the Bank, except Mr. Beckett, who is President of Dakin Insurance Agency.  The Bank and Dakin Insurance are wholly-owned subsidiaries of LCNB.  This table reflects annual compensation earned by each of the named executives as a result of their service to LCNB, the Bank, or the Dakin Insurance Agency.

Summary Compensation Table

		Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Comp. (1)		Rest. Stock Award	Securities Underlying Options/SAR (#)	LTIP Payouts	All Other Compensation
Stephen P. Wilson, Chairman, President and Chief Executive Officer	2003 2002 2001	$196,000 $190,000 $164,300	$29,450 $25,466 $20,150	$90,662 $86,785 $74,225	(2)	NA NA NA	1,070 NA NA	NA NA NA	NA NA NA
D.J. Benjamin Jackson, Executive Vice President	2003 2002 2001	$109,650 $105,650 $100,650	$16,376 $15,600 $12,350	$19,871 $23,248 $20,728	(3)	NA NA NA	595 NA NA	NA NA NA	NA NA NA
Bernard H. Wright, Jr., Executive Vice President	2003 2002 2001	$99,100 $95,100 $90,100	$14,741 $13,965 $11,050	$24,452 $29,505 $25,450	(3)	NA NA NA	536 NA NA	NA NA NA	NA NA NA
Steve P. Foster, Executive Vice President	2003 2002 2001	$104,000 $100,000 $84,800	$15,500 $13,144 $10,400	$27,419 $28,340 $21,687	(3)	NA NA NA	563 NA NA	NA NA NA	NA NA NA
David S. Beckett, President, Dakin Insurance Agency	2003 2002 2001	$90,075 $81,472 $77,682	$9,335 $5,852 $6,527	$22,673 $24,910 $21,590	(4)	NA NA NA	NA NA NA	NA NA NA	NA NA NA

(1)

Other Annual Compensation includes amounts for health and long-term disability insurance and Dakin Insurance Directors’ fees for the named executives.

(2)

Includes amounts paid to Mr. Wilson for: Bank Directors’ fees of $13,860; Defined Benefit Pension Plan of $23,322; Supplemental Retirement Plan of $23,860; personal use of a vehicle owned by the Bank of $3,063; and interest paid on a Deferred Compensation Plan of $20,310.

(3)

Includes amounts paid to Mr. Jackson, Mr. Wright, and Mr. Foster for the Defined Benefit Pension Plan of $11,055, $8,586 and $12,320 respectively and interest paid on a Deferred Compensation Plan of $7,546, $9,672 and $11,376 respectively.

(4)

Includes amounts paid to Mr. Beckett for Bank Directors’ fees of $13,860; and Defined Benefit Pension Plan of $3,289.

Option Grants in Last Fiscal Year

Individual Grants

						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation
						For Option Term (1)
Name	Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year	Price ($/Share)	Exercise Expiration Date	Grant Date Present Value ($)	5%($)	10%($)
Stephen P. Wilson	1,070	38.71%	$52.375	02/03/2013	$56,041.25	$32,244.09	$89,315.36
D.J. Benjamin Jackson	595	21.53%	$52.375	02/03/2013	$31,163.13	$19,598.34	$49,666.01
Bernard H. Wright, Jr.	536	19.39%	$52.375	02/03/2013	$28,073.00	$17,654.98	$44,741.15
Steve P. Foster	563	20.37%	$52.375	02/03/2013	$29,487.13	$18,544.31	$46,994.90

(1)

The Potential Realizable Value is calculated based on the fair market value of the Common Stock on the date of grant, which is equal to the exercise price of options granted in fiscal year 2003, assuming that the stock appreciates in value from the date of grant until the end of the option term at the specified annual rates (5% and 10%).  Potential Realizable Value is net of the option exercise price.  The assumed rates of appreciation are specified in rules of the SEC, and do not represent the Company’s estimate or projection of future stock price.  Actual gains, if any, resulting from stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock, overall stock market conditions, as well as the option holders’ continued employment through the exercise/vesting period.  There can be no assurance that the amounts reflected in this table will be achieved.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Options Values

Name	Total Exercised (#)	Realized Value ($)	Exercisable (#)	Non Exercisable (#)	Exercisable Value ($)	Non Exercisable Value ($)
Stephen P. Wilson	N/A	N/A	N/A	1,070	N/A	$75,702.50
D.J. Benjamin Jackson	N/A	N/A	N/A	595	N/A	$42,096.25
Bernard H. Wright, Jr.	N/A	N/A	N/A	536	N/A	$37,922.00
Steve P. Foster	N/A	N/A	N/A	563	N/A	$39,832.25

Defined Benefit Plan Disclosure

In 1954, the Bank adopted the Lebanon Citizens National Bank Employees Pension Plan that has been amended from time to time to comply with changes in the law (the "Plan").  The Plan is a defined benefit plan that is available to substantially all of the salaried employees of the Bank.  An employee is eligible to participate in the Plan on the July 1st after the attainment of age 21, the completion of 12 months of service, and the completion of at least 1,000 hours of service to the Bank.  Participants are eligible for normal retirement after age 65 or the completion of five years of participation in the Plan, whichever is later.  Participants may elect early retirement upon reaching age 60.  The Plan provides a monthly retirement benefit to Bank employees upon retirement in an amount equal to 50% of the participant's average monthly compensation, reduced proportionately if the participant has less than 15 years of service at the age 65.  A participant's average monthly compensation is based on the five consecutive years of a participant's employment with the Bank that produce the highest monthly average.  Benefits are not reduced by Social Security payments or by payments from other sources and are payable in the form of a life annuity (ten years certain).  Stephen P. Wilson has 29 years of service under the Plan.  D.J. Benjamin Jackson has 30 years of service under the Plan. Bernard H. Wright, Jr. has 27 years of service under the Plan. Steve P. Foster has 27 years of service under the Plan. David S. Beckett has 5 years of service under the Plan. The following table reflects annual benefits payable to an employee based upon the average annual compensation levels and years of service.

Average Annual Compensation	Years of Service at Age 65(2)
	10	15	20	25	30
$50,000	$16,667	$25,000	$25,000	$25,000	$25,000
$75,000	$25,000	$37,500	$37,500	$37,500	$37,500
$100,000	$33,333	$50,000	$50,000	$50,000	$50,000
$125,000	$41,667	$62,500	$62,500	$62,500	$62,500
$150,000	$50,000	$75,000	$75,000	$75,000	$75,000
$175,000 $200,000(1)	$58,333 $66,667	$87,500 $100,000	$87,500 $100,000	$87,500 $100,000	$87,500 $100,000

(1)

The maximum annual compensation under Internal Revenue Code Section 401(a)(17) for 2003 is $200,000.  Annual compensation in excess of the limitation defined in Section 401(a)(17) is not included in determining average annual compensation for benefit purposes.  The annual compensation limit is subject to annual adjustments based on changes in the Consumer Price Index.

(2)

In the event a participant has a date of employment with the Bank after 2001, the benefit is reduced proportionately for years of service at age 65 less than 30.

The Bank also maintains a supplemental retirement plan for the Chief Executive Officer.  Stephen P. Wilson will receive an estimated annual benefit of $91,350.00 upon retirement at the normal retirement age.  Monthly benefits are determined by calculating 2½% of the executive’s highest monthly average compensation and multiplying that sum by the lesser of the executive’s years of service or ten. This benefit is paid in 120 monthly payments.

Equity Compensation Plan Information

The following table summarizes share and exercise price information about LCNB’s equity compensation plans as of March 12, 2004.

Plan Category	(a) Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities remaining available for future issuance under any equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	4,791 shares	$60.098	45,209 shares
Equity compensation plans not approved by security holders	NA	NA	NA
Total	4,791 shares	$60.098	45,209 shares

Board of Directors of The Bank Report On Executive Compensation

LCNB has no direct employees.  All officers and other persons performing services for LCNB are employees of the Bank.  The Board of Directors of the Bank (the "Bank Board") is responsible for developing the Bank's executive compensation principles, policies and programs, including the compensation to be paid to the Chief Executive Officer and the amount paid to each of the other executive officers of the Company and the Bank, including the other named executives.  Stephen P. Wilson, the Chief Executive Officer and President of both the Bank and the Company, participates in the deliberations of the Bank Board concerning executive officer compensation.

The Bank's compensation programs are designed to provide its executive officers with market competitive salaries and the opportunity to earn incentive compensation related to performance expectations identified by the Bank Board.  The objectives of the Bank's executive compensation program are to:

(a)

Provide a direct link between executive officer compensation and the interests of LCNB, the Bank's sole shareholder, and LCNB's shareholders by making a portion of executive officer compensation dependent upon the financial performance of the Company and the Bank;

(b)

Support the achievement of the Bank's annual and long-term goals and objectives as determined annually by the Bank Board;

(c)

Establish base salaries targeted at a median level for comparable positions within a comparison group of companies in the banking industry (the "Comparison Group"), with incentive opportunities designed to pay total compensation that are above average for outstanding Bank performance; and

(d)

Provide compensation plans and arrangements that encourage the retention of better-performing executives.

The Bank's executive compensation policies seek to provide an opportunity for compensation that varies with performance and which compares favorably to levels provided to executives within the Comparison Group.

The Bank Board seeks to set base salaries for the Company's and the Bank's executive officers at levels which are competitive with median levels for executives with similar roles and responsibilities within the Comparison Group.  In setting annual salaries for individuals, the Bank Board first considers the compensation paid for similar positions in the banking industry and the executive's experience, level and scope of responsibility as a benchmark reference.  The Bank Board then considers the individual performance of the executive measured against the Bank Board's expectations in developing its salary increase recommendations.

The compensation of executive officers of the Company and the Bank includes (i) base salary, (ii) annual cash bonuses, and (iii) other annual compensation in the form of fringe benefits such as use of a vehicle.  Executive officers also receive various benefits generally available to all employees of the Company, such as participation in a defined benefit plan and medical plans.

The Board of Directors of Lebanon Citizens National Bank:

Stephen P. Wilson	Robert C. Cropper	William H. Kaufman
George L. Leasure	James B. Miller	Marvin E. Young
Kathleen Porter Stolle	Howard E. Wilson	David S. Beckett

PERFORMANCE GRAPH

The graph below provides an indicator of cumulative total shareholder returns for the Company as compared with the Nasdaq Total US Index and the SNL Midwest OTC-BB and Pink Sheet Banks. This graph covers the period from December 31, 1998 through December 31, 2003.  The cumulative total shareholder returns included in the graph for December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, and December 31, 2003 reflect the returns for the shares of common stock of LCNB.  The information provided in the graph assumes that $100 was invested on December 31, 1998 in LCNB common stock, the Nasdaq Total US Index and the SNL Midwest OTC-BB and Pink Sheet Banks and that all dividends were reinvested.

#

[Graph attached as PDF]

		Period Ending
Index	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
LCNB Corporation	100.00	142.11	72.75	87.05	109.65	162.30
NASDAQ - Total US	100.00	185.95	113.19	89.65	61.67	92.90
SNL Midwest OTC-BB and Pink Banks	100.00	86.48	71.28	65.74	84.32	106.43

Source : SNL Financial LC, Charlottesville, VA					(434) 977-1600
© 2004

#

INDEPENDENT PUBLIC ACCOUNTANTS

The principal accountant selected by the Audit Committee for the current year is J.D. Cloud & Co., LLP, 1100 Mercantile Center, 120 East Fourth Street, Cincinnati, Ohio.  A representative of the principal accountant will be present at the Annual Shareholders Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed by J.D. Cloud for professional services rendered for the audit of the Company's financial statements and the review of the 10-K for the fiscal year 2003 were $65,300.00 and were $62,500.00 for fiscal year 2002.

Audit Related Fees

The aggregate fees billed by J.D. Cloud for assurance and related services that are reasonably related to the performance of the audit of the Company’s financial statements and not reported under “Audit Fees” were $14,711.00 for fiscal year 2003 and were $17,787.00 for fiscal year 2002. Audit related fees consist of employee benefit plan audits, electronic data processing controls review and accounting consultation services.

Tax Fees

The aggregate fees billed by J.D. Cloud for professional services rendered for tax services, were $15,650.00 for fiscal year 2003 and were $34,025.00 for fiscal year 2002. Tax fees consist of compliance services of $13,500.00 and $1,750.00 in consulting for fiscal year 2003, and compliance services of $13,500.00 and $20,525.00 in consulting for fiscal year 2002.

All Other Fees

The aggregate fees billed by J.D. Cloud for all other services not included in "Audit Fees," "Audit-Related Services" or "Tax Fees" were $15,250.00 for fiscal year 2003 and were $80,325.00 for fiscal year 2002. All other fees consist primarily of trust department fiduciary attestation engagement and internal audit transition assistance in fiscal year 2003, and internal audit outsourced services and regulatory compliance attestation engagements in 2002.

As required by the Sarbanes-Oxley Act of 2002, the Audit Committee is responsible for the approval of all audit and permitted non-audit services performed by the independent public accountants for the Company.  The entire Audit Committee determines whether to approve such services and, therefore, no other pre-approval policies or procedures are currently in place.  The Audit Committee approved 100% of the audit and permitted non-audit services performed by J.D. Cloud.  The Audit Committee has considered and ultimately determined that the provision of any of the non-audit or other services provided by J.D. Cloud to the Company is compatible with maintaining J.D. Cloud’s independence.

OTHER MATTERS

The Board of Directors does not know of any other business to be presented at the meeting and does not intend to bring other matters before the meeting.  However, if other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote thereon according to their best judgment in the interests of the Company.

In order for any shareholder proposals for the 2005 annual meeting of shareholders to be eligible for inclusion in the Company's proxy statement relating to that meeting to be presented for shareholder action at that meeting, they must be received by the Secretary of the Company at P.O. Box 59, Lebanon, Ohio 45036, prior to November 13, 2004.  The form of proxy distributed by the Company with respect to the 2005 annual meeting of shareholders may include discretionary authority to vote on any matter which is presented to the shareholders at the meeting (other than management) if the Company does not receive notice of that matter at the above address prior to November 13, 2004.

By Order of the Board of Directors

Stephen P. Wilson

Chairman, President and Chief Executive Officer

#

Appendix A

LCNB Corp

Audit Committee Charter

The Audit Committee (“Committee”) of the Board of Directors (“Board”) of LCNB Corp (“Company”), will have the oversight responsibility, authority and specific duties as described below.

COMPOSITION

The Committee will be comprised of at least three directors as determined by the Board.  The members of the Committee will meet the independence and experience requirements of applicable NASD and Securities and Exchange Commission (“SEC”) rules and regulations.  Each member shall be able to read and understand fundamental financial statements at the time of his or her appointment, in accordance with Nasdaq National Market Audit Committee requirements.  At least one member of the Audit Committee shall be designated an “audit committee financial expert” as defined by and in accordance with the rules and regulations of the SEC.  The members of the Committee will be elected annually at the organizational meeting of the full Board held on the date of the annual meeting of stockholders and will be listed in the annual report to shareholders.  One of the members of the Committee will be elected Committee Chair by the Board.

RESPONSIBILITY

The Committee is a part of the Board.  Its primary function is to assist the Board in fulfilling its oversight responsibilities with respect to (i) the financial statements and other financial information to be provided to shareholders and the SEC; (ii) compliance with legal and regulatory requirements; (iii) the system of internal controls that management has established; (iv) the external audit process; and (v) the auditing, accounting, and financial reporting process generally.  In addition, the Committee provides an avenue for communication between the independent auditor, financial management and the Board.  The Committee should have a clear understanding with the independent auditor that they must maintain an open and transparent relationship with the Committee.  The Committee is directly responsible for the appointment, compensation and oversight of the independent auditor engaged to prepare or issue an audit report on the financial statements of the Company.  The independent auditor shall report directly to the Committee.  The Committee will make regular reports to the Board concerning its activities.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations.  This is the responsibility of management and the independent auditor.

AUTHORITY

The Committee has the authority to investigate any matter or activity involving financial accounting and financial reporting, as well as the internal controls of the Company.  The Committee has the authority to retain and determine the funding for external professionals, including independent counsel and auditor, to render advice and counsel and assist in any investigation and performance of its functions at the Company’s expense.  The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a Committee meeting or to meet with any members of or advisors to the Committee.  All employees will be directed to cooperate with respect thereto as requested by members of the Committee.

MEETINGS

The Committee is to meet at least four times annually and as many additional times as the Committee deems necessary.  Content of the agenda for each meeting should be cleared by the Committee Chair.  The Committee is to meet periodically in separate executive sessions with the  management, the internal auditors and the independent auditors.

ATTENDANCE

Committee members will strive to be present at all meetings.  As necessary or desirable, the Committee Chair may request that members of management, employees of the Company or representatives of the Company’s outside counsel or independent auditor be present at Committee meetings.

SPECIFIC DUTIES

In carrying out its oversight responsibilities, the Committee will:

1.

Review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.  This should be done in compliance with applicable NASD Audit Committee Requirements.

2.

Approve the selection, retention (subject to approval by the Company’s shareholders) or termination of the Company’s independent auditor.

3.

Pre-approve all audit and permitted non-audit services to be performed by the independent auditor and establish policies and procedures for the engagement of the independent auditor to provide the permitted non-audit services, with exceptions provided for de minimis amounts under certain circumstances in accordance with the rules and regulations of the SEC and NASD.

4.

Receive and review a report by the independent auditor describing the independent auditor’s internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues. [Optional; currently a proposed requirement by NYSE, not Nasdaq.]

5.

Review and discuss with the Company’s management and independent auditor the Company’s:  (a) the adequacy and effectiveness of the company’s internal control over financial reporting, including any significant deficiencies and significant changes in internal control over financial reporting reported to the Committee by the independent auditor or management; (b) the Company’s internal audit procedures; and (c) the adequacy and effectiveness of the Company’s disclosure controls and procedures, and management reports thereon.

6.

Review with the Company’s management and independent auditor significant accounting and reporting principles, practices and procedures applied by the Company in preparing its financial statements.  Discuss with the independent auditor their judgments about the quality, not just the acceptability, of the Company’s accounting principles used in financial reporting.

7.

Review the scope and general extent of the independent auditor’s annual audit.  The Committee’s review should include an explanation from the independent auditor of the factors considered by the auditor in determining the audit scope, including the major risk factors.  The independent auditor should confirm to the Committee that no limitations have been placed on the scope or nature of their audit procedures.  The Committee will determine and approve the fee arrangement with the independent auditor.

8.

Inquire as to the independence of the independent auditor, including whether the provision by the independent auditor of permitted non-audit services is compatible with independence, and obtain from the independent auditor, at least annually, a formal written statement delineating all relationships between the independent auditor and the Company as contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

9.

Have a predetermined arrangement with the independent auditor that they will advise the Committee through its Chair and management of the Company of any matters identified through procedures followed for interim quarterly financial statements, and that such notification is to be made prior to filing Forms 10-Q.

10.

Consider and approve, if appropriate, major changes to the Company’s accounting principles and practices proposed by management.

11.

At the completion of the annual audit, review with management and the independent auditor the following:

•

The annual financial statements and related footnotes and financial information to be included in the Company’s annual report to shareholders and on Form 10-K, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

•

Results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application.

•

Significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit.  Inquire about the cooperation received by the independent auditor during their audit, including access to all requested records, data and information.  Inquire of the independent auditor whether there have been any disagreements with management which, if not satisfactorily resolved, would have caused them to issue a nonstandard report on the Company’s financial statements.

•

Other communications as required to be communicated by the independent auditor by Statement of Auditing Standards (SAS) 61, as amended, relating to the conduct of the audit.

If deemed appropriate after such review and discussion, recommend to the Board that the financial statements be included in the Company’s annual report on Form 10-K.

12.

After preparation by management and review by the independent auditor, approve the report required under SEC rules to be included in the Company’s annual proxy statement.  The charter is to be published as an appendix to the proxy statement every three years.

13.

Discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.  [Optional; currently a proposed requirement by NYSE, not Nasdaq.]

14.

Discuss with the independent auditor the quality of the Company’s financial and accounting personnel.  Also, elicit the comments of management regarding the responsiveness of the independent auditor to the Company’s needs.

15.

Meet with management and the independent auditor to discuss any recommendations that the independent auditor may have, particularly those characterized as ‘material’ or ‘serious’.  Typically, such recommendations will be presented by the independent auditor in the form of a Letter of Comments and Recommendations to the Committee.  The Committee should review responses of management to the Letter of Comments and Recommendations from the independent auditor and receive follow-up reports on action taken concerning the aforementioned recommendations.

16.

Review and pre-approve related-party transactions in accordance the rules and regulations of the NASD.

17.

Establish procedures for receipt, retention and treatment of complaints received by the Company regarding the Company’s accounting, internal controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

18.

Establish policies for the hiring of employees and former employees of the independent auditor. [Optional; currently a proposed requirement by NYSE, not Nasdaq.]

19.

Obtain from the independent auditor assurance that they will inform Company management concerning any information indicating that an illegal act has or may have occurred that could have a material effect on the Company’s financial statements, and assure that such information has been conveyed to the Committee.

20.

Generally as part of the review of the annual financial statements, receive an oral report(s), at least annually, from the Company’s general counsel concerning legal and regulatory matters that may have a material impact on the financial statements or on the Company’s contingent liabilities and risks.

21.

Discuss Company policies with respect to risk assessment and risk management, and review contingent liabilities and risks that may be material to the Company.  [Optional; currently a proposed requirement by NYSE, not Nasdaq.]

22.

As the Committee may deem appropriate, obtain, weigh and consider expert advice as to Audit Committee related rules of the NASD, Statements on Auditing Standards and other accounting, legal and regulatory provisions.

#

PROXY CARD

LCNB CORP.

P.O. Box 59

Lebanon, Ohio 45036

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints W. Jean Bell, E. James Cochran and Keith C. Nixon, and each of them, with full power of substitution, as proxies to vote, as designated below, for and in the name of the undersigned all shares of stock of LCNB Corp. which the undersigned is entitled to vote at the annual meeting of the shareholders of said Company scheduled to be held on April 13, 2004 at 10:00 a.m. at 2 North Broadway, Lebanon, Ohio or at any adjournments or recesses thereof.

Please mark X in the appropriate box.  The Board of Directors recommends a FOR vote on the proposal.

1.

Election of Directors.   The nominees for Class II Director to serve a three-year term and until their successors are elected and qualified are:

Kathleen Porter Stolle

Marvin E. Young

[____]

FOR all nominees

[____]

WITHHOLD AUTHORITY for all nominees

[____]

WITHHOLD AUTHORITY for one or more of the nominees listed in the space provided below:

________________________________________________________________________

2.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.  If no direction is made, this proxy will be voted FOR the election of Directors.

ALL FORMER PROXIES ARE HEREBY REVOKED.

_______________________________

(Signature of shareholder)

_______________________________

(Signature of shareholder)

(Please sign exactly as your name appears hereon. All joint owners should sign.  When signing in a fiduciary capacity or as a corporate officer, please give your full title as such)

Dated: _______________, 2004

Please mark, sign, date and mail this proxy in the envelope provided.